SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 24, 2011

           AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (404) 231-0011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 24, 2011, Aaron’s, Inc. issued a press release to announce its financial results for the third quarter of 2011.  A copy of the press release is attached as Exhibit 99.1.

The press release presents the Company’s net earnings and diluted earnings per share for the nine months ended September 30, 2011 excluding a charge to operating expenses of $36.5 million recorded in the second quarter of 2011 related to a lawsuit judgment against the Company, and associated legal fees and expenses, less the portion covered by insurance.  As lawsuit judgments and related expenses of this magnitude are unprecedented in the Company’s history, and because the Company is in the process of appealing the judgment, management believes that presentation of this particular non-GAAP financial measure is useful because it allows investors to more easily evaluate and compare the performance of the Company’s business from period to period.  Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP, such as the Company's GAAP basis net earnings and diluted earnings per share, which are also presented in the press release.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

None.

(b)           Pro Forma Financial Information:

None.

(d)           Exhibits:

Exhibit No.	Description
99.1	Aaron’s, Inc. press release dated October 24, 2011, announcing the Company’s financial results for the third quarter of 2011 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

Date: October 25, 2011	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer